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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement (Form S-3) of our report dated March 13, 2007 relating to the consolidated financial statements, financial statement schedules and management's assessment of the effectiveness of internal control over financial reporting, which appears in the NorthStar Realty Finance Corp. Annual Report (Form 10-K) for the year ended December 31, 2006. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ GRANT THORNTON LLP

New York, New York

October 12, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM